Exhibit 1.1

DUKE REALTY CORPORATION

(an Indiana Corporation)

DUKE REALTY LIMITED PARTNERSHIP

(an Indiana Limited Partnership)

$250,000,000 6.75% Senior Notes due March 15, 2020

TERMS AGREEMENT

Dated: March 25, 2010

To:	Duke Realty Corporation

Duke Realty Limited Partnership

600 East 96th Street, Suite 100

Indianapolis, IN 46240

Attention: Ms. Christie B. Kelly

Ladies and Gentlemen:

Each of J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and Wells Fargo Securities, LLC (each, a “Representative” and together, the “Representatives”) understands that Duke Realty Limited Partnership, an Indiana limited partnership (the “Operating Partnership”), proposes to issue and sell $250,000,000 aggregate principal amount of its 6.75% Senior Notes due March 15, 2020 (the “Underwritten Securities”). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the “Underwriters”) offer to purchase, severally and not jointly, the respective numbers of the Underwritten Securities set forth below opposite their respective names at the purchase price set forth below.

Underwriters	Principal Amount of Underwritten Securities
J.P. Morgan Securities Inc.	$50,000,000
Morgan Stanley & Co. Incorporated	$50,000,000
Wells Fargo Securities, LLC	$50,000,000
Barclays Capital Inc.	$27,500,000
Credit Suisse Securities (USA) LLC	$27,500,000
Morgan Keegan & Company, Inc.	$15,000,000
Scotia Capital (USA) Inc.	$15,000,000
SunTrust Robinson Humphrey, Inc.	$15,000,000

Total	$250,000,000

The Underwritten Securities shall have the following terms:

Title of securities: 6.75% Senior Notes due March 15, 2020.

Currency: U.S. Dollars.

Principal amount to be issued: $250,000,000.

Current ratings: Moody’s Investors Service, Inc: Baa2; Standard & Poor’s Rating Service: BBB-; Fitch Ratings Ltd.: BBB.

Interest rate: 6.75% per annum.

Interest payment dates: March 15 and September 15, beginning on September 15, 2010.

Stated maturity date: March 15, 2020.

Redemption or repayment provisions: The Underwritten Securities shall be redeemable by the Operating Partnership, in whole or in part, at any time at a redemption price equal to the principal amount of the Underwritten Securities being redeemed plus the Make-Whole Amount, on the terms set forth in the Indenture, dated as of July 28, 2006, between the Operating Partnership and The Bank of New York Mellon Trust Company, N.A. (successor to J.P. Morgan Trust Company, National Association), as trustee (the “Trustee”), and the Seventh Supplemental Indenture, to be dated as of April 1, 2010, between the Operating Partnership and the Trustee (the “Indenture”).

Delayed Delivery Contracts: Not authorized.

Public offering price: 99.9830% of the principal amount.

Underwriting discount: 0.6500% of the principal amount.

Underwriters’ purchase price: 99.3330% of the principal amount.

Net proceeds to the Company: $248,332,500.00.

Other terms: The Underwritten Securities shall be in the form of Exhibit A to the Indenture.

2

Except as expressly provided herein, all the provisions contained in the document attached as Annex A hereto entitled “Duke Realty Corporation and Duke Realty Limited Partnership — Common Stock, Preferred Stock, Depositary Shares, Warrants, Stock Purchase Contracts, Duke Units and Debt Securities — Underwriting Agreement,” dated August 6, 2009, are incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined. Notices to the Underwriters shall be directed to J.P. Morgan Securities Inc., 383 Madison Avenue, New York, New York 10179, Attention: High Grade Syndicate Desk - 3rd Floor (facsimile: 212-834-6081); Morgan Stanley & Co. Incorporated, 1585 Broadway, 29th Floor, New York, New York 10036, Attention: Investment Banking Division; and Wells Fargo Securities, LLC, 301 S. College Street, Charlotte, North Carolina 28288-0613, Attention: Transaction Management Department (facsimile: 704-383-9165).

3

Please accept this offer no later than 12:45 p.m. (New York City time) on March 25, 2010 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

Very truly yours,

J.P. MORGAN SECURITIES INC.

By:	/s/ Robert Bottamedi
	Name:	Robert Bottamedi
	Title:	Vice President

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn C. Hurley
	Name:	Carolyn C. Hurley
	Title:	Director

Accepted:

DUKE REALTY CORPORATION

By:	/s/ Christie B. Kelly
	Name:	Christie B. Kelly
	Title:	Executive Vice President and Chief Financial Officer

DUKE REALTY LIMITED PARTNERSHIP

By:	DUKE REALTY CORPORATION
General Partner

By:	/s/ Christie B. Kelly
	Name:	Christie B. Kelly
	Title:	Executive Vice President and Chief Financial Officer

SIGNATURE PAGE TO THE TERMS AGREEMENT

Annex A

DUKE REALTY CORPORATION

(an Indiana Corporation)

DUKE REALTY LIMITED PARTNERSHIP

(an Indiana limited partnership)

Common Stock, Preferred Stock, Depositary Shares, Warrants,

Stock Purchase Contracts, Duke Units and Debt Securities

UNDERWRITING AGREEMENT

August 6, 2009

The Representatives Named in the Terms Agreement

Ladies and Gentlemen:

Duke Realty Corporation (the “Company”) may from time to time offer in one or more series (i) shares of Common Stock, $.01 par value (the “Common Stock”), (ii) shares of preferred stock, $.01 par value (the “Preferred Stock”), (iii) shares of Preferred Stock represented by depositary shares (the “Depositary Shares”), (iv) warrants to purchase Common Stock, Preferred Stock and/or Depositary Shares (“Warrants”), (v) stock purchase contracts to purchase Common Stock, Preferred Stock and/or Depositary Shares (“Stock Purchase Contracts”), and (vi) units comprised of one or more of the Securities (as defined below) (“Duke Units”). Duke Realty Limited Partnership (the “Operating Partnership”) may from time to time offer in one or more series unsecured non-convertible investment grade debt securities (the “Debt Securities”). The Common Stock, Preferred Stock, Depositary Shares, Warrants, Stock Purchase Contracts, Duke Units and Debt Securities (collectively, the “Securities”) may be offered, separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more Prospectus Supplements as hereinafter defined. The Debt Securities will be issued under one or more indentures, as amended or supplemented (each, an “Indenture”), between the Operating Partnership and a trustee (a “Trustee”). Each series of Debt Securities may vary, as applicable, as to aggregate principal amount, maturity date, interest rate or formula and timing of payments thereof, redemption or repayment provisions, and any other variable terms which the Indenture contemplates may be set forth in the Debt Securities as issued from time to time. As used herein, “the Representatives,” unless the context otherwise requires, shall mean the parties, identified in the applicable Terms Agreement (as hereinafter defined) as the Representatives with respect to Underwritten Securities (as hereinafter defined) purchased pursuant thereto.

Whenever the Company or the Operating Partnership determines to make an offering of Securities through the Representatives or through an underwriting syndicate managed by the Representatives, the Company or the Operating Partnership, as the case may be, will enter into an agreement (the “Terms Agreement”) providing for the sale of such Securities (the “Underwritten Securities”) to, and the purchase and offering thereof by, the Representatives and such other underwriters, if any, selected by the Representatives as have authorized the Representatives to enter into such Terms Agreement on their behalf (the “Underwriters,” which term shall include the Representatives whether acting alone in the sale of the Underwritten Securities or as a member of an underwriting syndicate and any Underwriter substituted pursuant to Section 10 hereof). In addition to specifying the names of the Representatives, the

Terms Agreement relating to the offering of Underwritten Securities shall specify the amount of Underwritten Securities to be initially issued (the “Initial Securities”), the names of the Underwriters participating in such offering (subject to substitution as provided in Section 10 hereof), the amount of Initial Securities which each such Underwriter severally agrees to purchase, the price at which the Initial Securities are to be purchased by the Underwriters from the Company or the Operating Partnership, as the case may be, the initial public offering price, if any, of the Initial Securities, the form, time, date and place of delivery and payment, any delayed delivery arrangements and any other variable terms of the Initial Securities (including, but not limited to, current ratings, designations, liquidation preferences, voting and other rights, denominations, interest rates or formulas, interest payment dates, maturity dates and redemption or repayment provisions applicable to the Initial Securities). In addition, each Terms Agreement shall specify whether the Underwriters will be granted an option to purchase additional Underwritten Securities to cover over-allotments, if any, and the aggregate amount of Underwritten Securities subject to such option (the “Option Securities”). As used herein, the term “Underwritten Securities” shall include the Initial Securities and all or any portion of the Option Securities agreed to be purchased by the Underwriters as provided herein, if any. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between the Representatives and the Company or the Operating Partnership, as the case may be. Each offering of Underwritten Securities through the Representatives or through an underwriting syndicate managed by the Representatives will be governed by this Agreement, as supplemented by the applicable Terms Agreement.

The Company and the Operating Partnership have filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-160952) for the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), and the offering thereof from time to time in accordance with Rule 430A or Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”), and the Company and the Operating Partnership have filed such amendments thereto as may have been required prior to the execution of the applicable Terms Agreement. Such registration statement (as amended, if applicable), pursuant to the 1933 Act and the 1933 Act Regulations, automatically became effective upon the filing thereof with the Commission, and the Indenture included in such registration statement has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”). Such registration statement, as amended to the date of the applicable Terms Agreement, including the information, if any, deemed to be part thereof pursuant to Rule 430A or Rule 430(B) of the 1933 Act Regulations, and the prospectus constituting a part thereof in the form first used to confirm sales of the Underwritten Securities (or in the form first made available to the Representatives to meet requests of purchasers pursuant to Rule 173 under the 1933 Act) (the “Basic Prospectus”), together with each prospectus supplement specifically relating to the offering of Underwritten Securities in the form first used to confirm sales of the Underwritten Securities (or in the form first made available to the Representatives to meet requests of purchasers pursuant to Rule 173 under the 1933 Act) pursuant to Rule 415 of the 1933 Act Regulations (each, a “Prospectus Supplement”), including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”) or otherwise, are collectively referred to herein as the “Registration Statement” and the “Prospectus,” respectively; and the term “preliminary prospectus” means the Basic Prospectus together with any preliminary form of the Prospectus Supplement. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the 1933 Act and “Time of Sale Prospectus” means the Basic Prospectus and, if any preliminary prospectus is used, the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule I to the applicable Terms Agreement. Any registration statement (including any supplement thereto or information which is deemed part thereof) filed by the Company or the Operating Partnership under Rule 462(b) of the 1933 Act Regulations (a “Rule 462(b) Registration Statement”) shall be deemed to be part of the Registration Statement. Any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in the Rule

462(b) Registration Statement shall be deemed to be part of the Prospectus. The term “Time of Sale Prospectus” shall also include the documents, if any, incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the Time of Sale Prospectus, the Prospectus, or the free writing prospectuses (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus, the Prospectus, or the free writing prospectuses, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Time of Sale Prospectus, the Prospectus, or the free writing prospectuses shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus, the Prospectus, or the free writing prospectuses, as the case may be.

The term “subsidiary” means a corporation or a partnership a majority of the outstanding voting stock or partnership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or the Operating Partnership, as the case may be, or by one or more other subsidiaries of the Company or the Operating Partnership.

SECTION 1. Representations and Warranties of the Company and the Operating Partnership.

(b) The Company and the Operating Partnership represent and warrant, jointly and severally, to the Representatives, as of the date hereof, and to the Representatives and each other Underwriter named in the applicable Terms Agreement, as of the date thereof, as of the Closing Time (as defined below) and, if applicable, as of each Date of Delivery (as defined below) (in each case, a “Representation Date”), as follows:

(i) Pursuant to the 1933 Act and the 1933 Act Regulations, the Registration Statement automatically became effective upon the filing thereof with the Commission; no stop order suspending the effectiveness of the Registration Statement has been received by the Company, and, to the Company’s knowledge, no proceedings for such purpose are pending before or threatened by the Commission or by the state securities authority of any jurisdiction, and any request on the part of the Commission for additional information has been complied with. The Registration Statement is an “automatic effective registration statement” as defined under Rule 405 of the 1933 Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company or the Operating Partnership. No stop order preventing or suspending the use of the Time of Sale Prospectus or the Prospectus has been received by the Company, and, to the Company’s knowledge, no proceedings for such purpose are pending before or threatened by the Commission or by the state securities authority of any jurisdiction. If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the 1933 Act, the Company or the Operating Partnership, as applicable, is a well-known seasoned issuer (as defined in Rule 405 under the 1933 Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company or the Operating Partnership, as applicable, has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(ii) The Registration Statement at the time the Registration Statement became effective, complied, and as of each Representation Date will comply, in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the 1939 Act and the rules and regulations thereunder (the “1939 Act Regulations”). The Registration Statement, at

the time the Registration Statement became effective, did not, and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Prospectus, at the time of each sale of the applicable Underwritten Securities (the “Applicable Time”), the Closing Time and the Date of Delivery, if any, as then amended or supplemented by the Company, if applicable, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as of its date and as of the Closing Time and Date of Delivery, if any, will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, however, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Time of Sale Prospectus or the Prospectus made in reliance upon and in conformity with information furnished to the Company or the Operating Partnership in writing by any Underwriter through the Representatives expressly for use in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to that part of the Registration Statement which shall constitute the Statement of Eligibility on Form T-1 under the 1939 Act (the “Statement of Eligibility”) of a Trustee under an Indenture. If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the Securities, the Company and the Operating Partnership have complied or will comply with the requirements of Rule 111 under the 1933 Act Regulations relating to the payment of filing fees therefor.

(iii) Each preliminary prospectus, the Time of Sale Prospectus, the Prospectus, and any Prospectus Supplement filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 or Rule 433 (to the extent prepared by the Company) under the 1933 Act, complied or will comply when so filed in all material respects with the 1933 Act and the 1933 Act Regulations thereunder.

(iv) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date or during the period specified in Section 3(h), did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(v) Each of the Company and the Operating Partnership is not an “ineligible issuer” in connection with the offering of the applicable Underwritten Securities pursuant to Rules 164, 405 and 433 under the 1933 Act. Any free writing prospectus that the Company or the Operating Partnership is required to file pursuant to Rule 433(d) under the 1933 Act has been, or will be, filed with the Commission in accordance with the requirements of the 1933 Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company and the Operating Partnership has filed, or is required to file, pursuant to Rule 433(d) under the 1933 Act or that was prepared by or on behalf of or used or referred to by the Company and the Operating Partnership complies or will comply in all material respects with the requirements of the 1933 Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I to the applicable Terms Agreement, and electronic road shows each furnished to you before first use, if any, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(vi) KPMG LLP, the accounting firm that audited the financial statements and supporting schedules included in, or incorporated by reference into, the Registration Statement, Time of Sale Prospectus and the Prospectus, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(vii) The financial statements included in, or incorporated by reference into, the Registration Statement, Time of Sale Prospectus and the Prospectus, together with the related schedules and notes, present fairly the financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified. Except as otherwise stated in the Registration Statement, Time of Sale Prospectus and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The supporting schedules included or incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus present fairly the information required to be stated therein. The Company’s ratios of earnings to fixed charges (actual and, if any, pro forma) included in the Prospectus under the caption “Ratios of Earnings to Fixed Charges” and in Exhibit 12 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission. The financial information and data included in the Registration Statement, Time of Sale Prospectus and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements included or incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus and the books and records of the respective entities presented therein. Pro forma financial information included in or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been prepared in accordance with the applicable requirements of the 1933 Act and the 1933 Act Regulations and includes all adjustments necessary to present fairly the pro forma financial position of the Operating Partnership and the Company, as applicable, at the respective dates indicated and the results of operations for the respective periods specified.

(viii) Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus (in the case of the Registration Statement and the Prospectus, as updated by information incorporated by reference therein), except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, assets or business prospects of the Company, the Operating Partnership and any of their respective subsidiaries, whether or not arising in the ordinary course of business; (B) there has been no adverse change, material to the Duke Group (as hereinafter defined) as a whole, in the condition, financial or otherwise, or in the earnings, assets or business prospects of any of the real properties owned, directly or indirectly, by the Company, the Operating Partnership or any subsidiary (the “Properties”) or any entity wholly or partially owned by the Company, the Operating Partnership or any subsidiary which owns any Property (a “Property Partnership”) (the Company, the Operating Partnership, the subsidiaries and the Property Partnerships are hereinafter jointly referred to as the “Duke Group”), whether or not arising in the ordinary course of business; (C) no casualty loss, condemnation or other adverse event with respect to any Property has occurred, which is material to the Duke Group taken as a whole; (D) there have been no transactions or acquisitions entered into by the Duke Group, other than those arising in the ordinary course of business, which are material with respect to the Duke Group as a whole; (E) neither the Company, the Operating Partnership nor any of their respective subsidiaries has incurred any obligation or liability, direct, contingent or otherwise which is material to the Duke Group as a whole; (F) there has been no material change in the short-term debt or long-term debt of the Duke Group as a whole; (G) except for quarterly dividends on the Common Stock and dividends on the Preferred Stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock; and (H) with the exception of transactions in connection with stock option and dividend reinvestment plans, the issuance of shares of Common Stock upon the exchange of partnership interests in the Operating Partnership (“Units”) and the issuance of Units in connection with the acquisition of real or personal property, there has been no change in the capital stock or in the partnership interests, as the case may be, of the Company, the Operating Partnership or any subsidiary.

(ix) Each of the Company and the Operating Partnership has been duly formed, and is validly existing and in good standing as a corporation or partnership under the laws of its jurisdiction of organization, with corporate or partnership power and authority to conduct the business in which it is engaged or proposes to engage and to own, lease and operate its properties as described in the Time of Sale Prospectus and to enter into and perform its obligations under this Agreement, the Terms Agreement and the Indenture.

(x) Each of the Company’s and the Operating Partnership’s subsidiaries has been duly formed, and is validly existing and in good standing as a corporation or partnership under the laws of its jurisdiction of organization, with corporate or partnership power and authority to conduct the business in which it is engaged or proposes to engage and to own, lease and operate its properties as described in the Time of Sale Prospectus.

(xi) Each of the Company, the Operating Partnership, their respective subsidiaries and the Property Partnerships is duly qualified or registered as a foreign partnership or corporation in good standing and authorized to do business in each jurisdiction in which such qualification is required whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets or business prospects of the Duke Group considered as a single enterprise (a “Material Adverse Effect”).

(xii) If the applicable Underwritten Securities are issued by the Company, and if the Time of Sale Prospectus contains the caption “Capitalization,” the authorized, issued and outstanding shares of capital stock of the Company as of the date specified therein is as set forth in the column entitled “Historical” under such caption. All the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable and have been offered and sold in compliance with all applicable laws (including, without limitation, federal, state or foreign securities laws) and none of such shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder of the Company.

(xiii) If the applicable Underwritten Securities are issued by the Operating Partnership, and if the Time of Sale Prospectus contains the caption “Capitalization,” the partner’s equity of the Operating Partnership is as set forth in the column entitled “Historical” under such caption. All the issued and outstanding Units have been duly authorized and are validly issued, fully paid and non-assessable, except as provided under Indiana Code § 23-16-7-8, and have been offered and sold or exchanged in compliance with all applicable laws (including, without limitation, federal, state or foreign securities laws).

(xiv) All of the issued and outstanding shares of capital stock and partnership interests, as the case may be, of each subsidiary have been validly issued and fully paid and, other than the Property Partnerships, Duke Realty Services Limited Partnership (the “Services Partnership”) and Duke Construction Limited Partnership (the “Construction Partnership”), are owned by the Company, the Operating Partnership or a subsidiary, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. Neither the Company nor the Operating Partnership owns any direct or indirect equity interest in any entity other than the subsidiaries and the Property Partnerships, except for such interests as, in the aggregate, are not material to the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Duke Group considered as a single enterprise. The Company is the sole general partner and a 1% owner of the Services Partnership, and the Operating Partnership is the sole limited partner and 90% owner of the Services Partnership. Duke Business Centers Corporation, a wholly-owned subsidiary of Duke Realty Construction, Inc. is the sole general partner and a 1% owner of the Construction Partnership. The 99% limited partnership interest of the Construction Partnership is owned by Duke Realty Construction, Inc., an Indiana corporation which is wholly owned by the Operating Partnership.

(xv) Except for transactions described in the Time of Sale Prospectus and transactions in connection with dividend reinvestment plans, stock option and other employee benefit plans, the Company’s Series D Preferred Shares and as otherwise set forth below, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or partnership or other equity interest in the Company, the Operating Partnership or any subsidiary except for the shares of Common Stock which may be issued in exchange for Units.

(xvi) Except as would not, individually or in the aggregate, have a Material Adverse Effect, with respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each grant of a Stock Option was duly authorized, no later than the date on which the grant of such Stock Option was by its terms to be effective, by all necessary corporate action, including, as applicable, approval by the Board of Directors of the Company (or a duly constituted and authorized committee thereof) by the necessary number of votes or written consents, (ii) each such grant was made in accordance with the terms of the Company Stock Plan under which it was granted, and (iii) each such grant was properly accounted for in accordance with generally accepted accounting principles in the financial statements (including the related notes) of the Company and the Operating Partnership and disclosed in the Company’s and the Operating Partnership’s filings with the Commission in accordance with the 1934 Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company, the Operating Partnership or their subsidiaries or their results of operations or prospects.

(xvii) Each of the Property Partnerships has been duly formed as a partnership or a limited liability company, as the case may be, and is validly existing and in good standing as a partnership or limited liability company under the laws of its jurisdiction of organization and, if formed under the laws of a jurisdiction other than the State of Indiana, in good standing under the laws of such jurisdiction; each of the Property Partnerships has the requisite power and authority to own, lease and operate its properties, to conduct the business in which it is engaged and to enter into and perform its respective obligations under the agreements, to which it is a party. Each of the partnership or operating agreements, as the case may be, of the Property Partnerships is in full force and effect.

(xviii) The applicable Underwritten Securities, if such Underwritten Securities are either Common Stock, Preferred Stock or Depositary Shares, have been duly authorized by the Company for issuance and sale to the Underwriters pursuant to this Agreement, and, when issued and delivered by the Company pursuant to this Agreement and the applicable Terms Agreement against payment of the consideration set forth in the Terms Agreement or any Delayed Delivery Contract (as defined in Section 2 hereof), will be validly issued, fully paid and non-assessable. Upon payment of the purchase price and delivery of such Underwritten Securities in accordance herewith, each of the Underwriters will receive good, valid and marketable title to such Underwritten Securities, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities. The terms of such applicable Underwritten Securities conform to all statements and descriptions related thereto contained in the Time of Sale Prospectus. The form of stock or depositary certificate to be used to evidence the applicable Underwritten Securities will be in due and proper form and will comply with all applicable legal requirements. The issuance of such applicable Underwritten Securities is not subject to any preemptive or other similar rights.

(xix) The applicable Underwritten Securities, if such Underwritten Securities are Debt Securities, are in the form contemplated by the Indenture, have been duly authorized by the Operating Partnership for issuance and sale to the Underwriters pursuant to this Agreement and, when executed, authenticated, issued and delivered in the manner provided for in this Agreement, any Terms Agreement and the applicable Indenture, against payment of the consideration therefor specified in the applicable Terms Agreement or any Delayed Delivery Contract (as defined in Section 2 hereof), such Debt Securities will constitute valid and legally binding obligations of the Operating Partnership, entitled to the benefits of the Indenture and such Debt Securities will be enforceable against the Operating Partnership in accordance with their terms. Upon payment of the purchase price and delivery of such Underwritten Securities in accordance herewith, each of the Underwriters will receive good, valid and marketable title to such Underwritten Securities, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities. The terms of such applicable Underwritten Securities conform to all statements and descriptions related thereto in the Time of Sale Prospectus. Such Underwritten Securities rank and will rank on a parity with all unsecured indebtedness (other than subordinated indebtedness) of the Operating Partnership that is outstanding on the Representation Date or that may be incurred thereafter, and senior to all subordinated indebtedness of the Operating Partnership that is outstanding on the Representation Date or that may be incurred thereafter, except that such Underwritten Securities will be effectively subordinated to the prior claims of each secured mortgage lender to any specific Property which secures such lender’s mortgage.

(xx) If applicable, the Common Stock issuable upon conversion of any of the Preferred Stock (including Preferred Stock represented by Depositary Shares) will have been duly and validly authorized and reserved for issuance upon such conversion or exercise by all necessary action and such stock, when issued upon such conversion or exercise, will be duly and validly issued, fully paid and non-assessable, and the issuance of such stock upon such conversion or exercise will not be subject to preemptive or other similar rights; the Common Stock so issuable conforms in all material respects to all statements relating thereto contained in the Time of Sale Prospectus.

(xxi) The Underwritten Securities being sold pursuant to the applicable Terms Agreement will conform in all material respects to the statements relating thereto contained in the Time of Sale Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

(xxii) There are no contracts or documents which are required to be described in the Registration Statement, the Time of Sale Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and/or filed as required and the descriptions thereof or references thereto are correct in all material respects and no material defaults exist in the due performance or observance of any material obligation, agreement, covenant or condition contained in any such contract or document.

(xxiii) None of the entities comprising the Duke Group is in violation of its charter, by-laws, certificate of limited partnership or partnership agreement, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such entity is a party or by which such entity may be bound, or to which any of its property or assets is subject, which default separately or in the aggregate would have a Material Adverse Effect.

(xxiv) (A) This Agreement has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership, and, assuming due authorization, execution and delivery by the Representatives, constitutes a valid and binding obligation of the Company and the Operating Partnership, enforceable in accordance with its terms, and (B) at the Representation Date, the Terms Agreement and the Delayed Delivery Contracts (as defined in Section 2 hereof), if any, will have been duly and validly authorized, executed and delivered by the Company and the Operating Partnership, as the case may be, and, assuming due authorization, execution and delivery by the Representatives will be valid and binding agreements, enforceable in accordance with its or their terms.

(xxv) If applicable, the Indenture (A) has been duly qualified under the 1939 Act, has been duly and validly authorized, executed and delivered by the Operating Partnership, and when executed and delivered by the Trustee, will constitute a valid and binding obligation of the Operating Partnership, enforceable in accordance with its terms, and (B) conforms in all material respects to the description thereof in the Time of Sale Prospectus.

(xxvi) Each of the partnership agreements to which any of the Company, the Operating Partnership or their respective subsidiaries is a party has been duly authorized, executed and delivered by such party and constitutes a valid and binding obligation thereof, enforceable in accordance with its terms.

(xxvii) The execution and delivery of this Agreement, the applicable Terms Agreement, any Indenture and any deposit agreement and the issuance of the Underwritten Securities, the performance of the obligations set forth herein or therein, and the consummation of the transactions contemplated hereby and thereby or in the Prospectus by the Company and the Operating Partnership, will not conflict with or constitute a breach or violation by the Company or the Operating Partnership of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any Property or assets of the Duke Group pursuant to any contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement to which the Company, the Operating Partnership or any subsidiary is a party or by which they, either of them, any of their respective properties or other assets or any Property may be bound or subject which event is material to the Duke Group as a whole; nor will such action conflict with or constitute a breach or violation by the Company or the Operating Partnership of, or default under, (A) the charter, by-laws, certificate of limited partnership or partnership agreement, as the case may be, of the Company, the Operating Partnership or any subsidiary or (B) to the extent material, any applicable law, rule, order, administrative regulation or administrative or court decree.

(xxviii) No labor dispute with the employees of the Duke Group exists or, to the knowledge of the Company or the Operating Partnership, is imminent; and neither the Company nor the Operating Partnership is aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which might be expected to have a Material Adverse Effect.

(xxix) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Operating Partnership, threatened against or affecting any entity belonging to the Duke Group, any Properties or any officer or director of the Company, which is material to the Duke Group as a whole and is required to be disclosed in the Registration Statement or Prospectus (other than as disclosed therein), or that, if determined adversely to any entity belonging to the Duke Group or any Property, or any such officer or director, will or could reasonably be expected to result in any Material Adverse Effect, or which might materially and adversely affect the Properties or assets of the Duke Group or which might materially and adversely affect the consummation of this Agreement, the applicable Terms Agreement, the Indenture, if any, or the transactions contemplated herein and therein. Other than as disclosed in the Registration Statement or the Time of Sale Prospectus, there are no pending legal or governmental proceedings to which any entity belonging to the Duke Group is a party or of which they or any of their respective properties or assets or any Property or Property Partnership is the subject, including ordinary routine litigation incidental to the business, that are, considered in the aggregate, material to the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Duke Group as a whole. There are no contracts or documents of the entities comprising the Duke Group which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed. The Time of Sale Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus.

(xxx) No authorization, approval, consent or order of any court or governmental authority or agency is required that has not been obtained in connection with the consummation by the Company, the Operating Partnership or both, as the case may be, of the transactions contemplated by this Agreement, the applicable Terms Agreement, or the applicable Indenture, if any, except such as may be required under the 1933 Act or the 1933 Act Regulations or the 1939 Act or the 1939 Act Regulations or state or foreign securities laws or real estate syndication laws or such as have been received prior to the date of this Agreement.

(xxxi) At all times since February 13, 1986, the Company has been, and upon the sale of the applicable Underwritten Securities, the Company will continue to be, organized and operated in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended, (the “Code”) and its proposed method of operation will enable it to continue to meet the requirements for taxation as a real estate investment trust under the Code.

(xxxii) None of the entities comprising the Duke Group is required to be registered under the Investment Company Act of 1940, as amended (the “1940 Act”), or is or will become a “holding company” or a “subsidiary company” of a “registered holding company” as defined in the Public Utility Holding Company Act of 1935, as amended.

(xxxiii) None of the entities comprising the Duke Group is required to own or possess any trademarks, service marks, trade names or copyrights not now lawfully owned, possessed or licensed in order to conduct the business now operated by such entity, the absence of which would have a Material Adverse Effect.

(xxxiv) Each entity belonging to the Duke Group possesses such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, or proposed to be conducted by it, the absence of which would have a Material Adverse Effect; and none of the entities comprising the Duke Group has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(xxxv) Except as disclosed in the Time of Sale Prospectus and except for persons who received Units in connection with transactions with the Operating Partnership, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company or the Operating Partnership under the 1933 Act.

(xxxvi) The Common Stock will be listed on the New York Stock Exchange on the applicable Representation Date and at the applicable Closing Time. Unless otherwise agreed upon with reference to Preferred Stock, as of the applicable Representation Date the Preferred Stock will have been approved for listing on the New York Stock Exchange upon notice of issuance.

(xxxvii) The Debt Securities will have an investment grade rating from one or more nationally recognized statistical rating organizations at the Representation Date and at the applicable Closing Time.

(xxxviii) (A) The Company, the Operating Partnership and the Property Partnerships have good and marketable title to all material items of real property (and improvements thereon), leasehold interests and general and limited partnership interests owned by them, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as are (i) described in the Time of Sale Prospectus or the Company’s Annual Report on Form 10-K for the most recently ended fiscal year, (ii) referred to in the title policies of such Properties, (iii) serving as security for loans described in the Time of Sale Prospectus, or (iv) nonmaterial to the Duke Group taken as a whole; (B) all material contracts of the Operating Partnership and any subsidiary to provide leasing, property management and construction management services, general contractor services for third parties, and real estate development, construction and miscellaneous tenant services businesses (the “Related Businesses”), are enforceable by and in the name of the Operating Partnership and the applicable subsidiary, as the case may be; (C) all liens, charges, encumbrances, claims, or restrictions on or affecting any of the Properties or Related Businesses and the assets of the entities comprising the Duke Group which are required to be disclosed in the Time of Sale Prospectus are disclosed therein; (D) neither the Operating Partnership, any Property Partnership nor, to the knowledge of the Company or the Operating Partnership, any tenant of any of the Properties is in default under any of the ground leases (as lessee) or space leases (as lessor) relating to, or any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against, the Properties, and none of the entities comprising the Duke Group knows of any event, which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements, other than such defaults that would not have a Material Adverse

Effect; (E) no tenant under any of the leases, pursuant to which the Operating Partnership or any Property Partnership, as lessor, leases its Property, has an option or right of first refusal to purchase the premises demised under such lease, the exercise of which would have a Material Adverse Effect; (F) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for such failures to comply that would not individually or in the aggregate have a Material Adverse Effect; and (G) neither the Company nor the Operating Partnership has knowledge of any pending or threatened condemnation proceedings, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to the Properties, except such proceedings or actions that would not have a Material Adverse Effect.

(xxxix) Each of the Company, the Operating Partnership and their respective subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; and none of the Company, the Operating Partnership and their respective subsidiaries has any reason to believe that it or any of its subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its businesses at a cost that would not have a Material Adverse Effect, except as described in or contemplated by the Registration Statement and the Time of Sale Prospectus.

(xl) The Company and the Operating Partnership have not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the 1934 Act.

(xli) The assets of the Company do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended.

(xlii) Except as disclosed in the Time of Sale Prospectus, and, with respect to clauses (A), (B) and (C) below, except for activities, conditions, circumstances or matters that would not have a Material Adverse Effect, (A) each Property, including, without limitation, the Environment (as defined below) associated with such Property, is free of any Hazardous Substance (as defined below); (B) neither the Company nor the Operating Partnership nor any Property Partnership has caused or suffered to occur any Release (as defined below) of any Hazardous Substance into the Environment on, in, under or from any Property, and no condition exists on, in, under or from any Property, to the knowledge of the Company or the Operating Partnership, that could result in the incurrence of material liabilities or any material violations of any Environmental Law (as defined below), give rise to the imposition of any Lien (as defined below) under any Environmental Law, or cause or constitute a health, safety or environmental hazard to any property, person or entity; (C) neither the Company, the Operating Partnership nor any Property Partnership is engaged in or intends to engage in any manufacturing or any other operations at the Properties that (1) require the use, handling, transportation, storage, treatment or disposal of any Hazardous Substance or (2) require permits or are otherwise regulated pursuant to any Environmental Law, other than permits which have been obtained; (D) neither the Company nor the Operating Partnership nor any Property Partnership has received any notice of a claim material to the Duke Group as a whole under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on or originating from any Property; (E) neither the Company nor the Operating Partnership nor any Property Partnership has received any notice from any Governmental Authority (as defined below) claiming any material violation of any Environmental Law; and (F) no Property is included or, to the knowledge of the Company or the Operating Partnership, proposed for inclusion on the National Priorities List issued pursuant to

CERCLA (as defined below) by the United States Environmental Protection Agency (the “EPA”) or, with the exception of one Property, in respect to which the EPA has advised the Company that no further remedial action is planned, on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and has not otherwise been identified by the EPA as a potential CERCLA removal, remedial or response site or included or, to the knowledge of the Company or the Operating Partnership, proposed for inclusion on, any similar list of potentially contaminated sites pursuant to any other Environmental Law.

Excluding such customary amounts as may be lawfully generated, stored, used, treated, disposed of, or otherwise handled or located at any Property, as used herein “Hazardous Substance” shall include, without limitation, any hazardous substance, hazardous waste, toxic or dangerous substance, pollutant, toxic waste or similarly designated materials, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any hazardous constituent of any such substance, pollutant or waste, including any such substance, pollutant or waste identified or regulated under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. § 172.101, as the same may now or hereafter be amended, or in the EPA’s List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 3202, as the same may now or hereafter be amended); “Environment” shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor and outdoor air; “Environmental Law” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 C. § 9601 et seq.) (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended (42 C. § 6901, et seq.), the Clean Air Act, as amended (42 C. § 7401, et seq.), the Clean Water Act, as amended (33 C. § 1251, et seq.), the Toxic Substances Control Act, as amended (15 C. § 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 C. § 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 C. § 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules, orders, decisions and permits relating to the protection of the environments or of human health from environmental effects; “Governmental Authority” shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; “Lien” shall mean, with respect to any Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance or any release, emission, discharge or similar term, as those terms are defined or used in any Environmental Law.

(xliii) Each of the Company, the Operating Partnership and their subsidiaries has obtained title insurance on all of the properties owned by each of them in an amount at least equal to (A) the cost to acquire land and improvements in the case of an acquisition of improved property or (B) the cost to acquire land in the case of an acquisition of unimproved property and in each case such title insurance is in full force and effect.

(xliv) Each of the Company and the Operating Partnership has filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which the failure to so file would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of such entity) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith and except in any case in which failure to do so would not result in a Material Adverse Effect.

(xlv) Each of the Company, the Operating Partnership and their subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the 1934 Act) that complies with the requirements of the 1934 Act and that has been designed to ensure that information required to be disclosed by the Company or the Operating Partnership, as applicable, in reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s or the Operating Partnership’s management as appropriate to allow timely decisions regarding required disclosure. Each of the Company, the Operating Partnership and their subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the 1934 Act.

(xlvi) Each of the Company, the Operating Partnership and their subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the 1934 Act) that comply with the requirements of the 1934 Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, based on each of the Company’s and the Operating Partnership’s most recent evaluation of its internal controls over financial reporting pursuant to Rule 13a-15(c) of the 1934 Act, there are no material weaknesses in the Company’s or the Operating Partnership’s internal controls.

(xlvii) None of the Company, the Operating Partnership or any of its subsidiaries or, to the knowledge of the Company or the Operating Partnership, any director, partner, officer, agent, employee or other person associated with or acting on behalf of the Company, the Operating Partnership or any of their subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xlviii) The operations of the Company, the Operating Partnership and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or the Operating Partnership, threatened.

(c) Any certificate signed by any officer of the Company, the Operating Partnership or of any of their respective subsidiaries and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by such entity to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(b) The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions set forth herein or in the applicable Terms Agreement.

(c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company or the Operating Partnership, as the case may be, may grant, if so provided in the applicable Terms Agreement relating to the Initial Underwritten Securities, an option to the Underwriters named in such Terms Agreement, severally and not jointly, to purchase up to the number of Option Securities set forth therein at the same price per Option Security as is applicable to the Initial Underwritten Securities, less an amount equal to any dividends or distributions declared by the Company and paid or payable on the Initial Underwritten Securities but not payable on the Option Securities. Such option, if granted, will expire 30 days (or such lesser number of days as may be specified in the applicable Terms Agreement) after the Representation Date relating to the Initial Underwritten Securities, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Underwritten Securities upon notice by the Representatives to the Company or the Operating Partnership, as the case may be, setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Securities. Any such time, date and place of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days nor earlier than two full business days after the exercise of said option, nor in any event prior to the Closing Time, unless otherwise agreed upon by the Representatives and the Company or the Operating Partnership, as the case may be. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Underwritten Securities each such Underwriter has severally agreed to purchase as set forth in the applicable Terms Agreement bears to the total number of Initial Underwritten Securities (except as otherwise provided in the applicable Terms Agreement), subject to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional Underwritten Securities.

(d) Payment of the purchase price for, and delivery of certificates for, the Initial Underwritten Securities to be purchased by the Underwriters shall be made at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives and the Company or the Operating Partnership, as the case may be, at 10:00 A.M. on the fourth business day (or the third business day if required under Rule 15c6-1 of the 1934 Act, or unless postponed in accordance with the provisions of Section 10) following the date of the applicable Terms Agreement or at such other time as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Time”). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices of Clifford Chance US LLP, or at such other place as shall be agreed upon by the Representatives and the Company or the Operating Partnership, as the case may be, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment for the Underwritten Securities shall be made to the Company or the Operating Partnership, as the case may be, by wire transfer of immediately available funds to a bank account designated by the Company or the Operating Partnership, as the case may be, against delivery to the Representatives for the respective accounts of the Underwriters of the Underwritten Securities to be purchased by them. Certificates for the Underwritten Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least two business days before the Closing Time or the relevant Date of Delivery, as the case may be. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Underwritten Securities and the Option Securities, if any, which it has agreed to purchase. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Underwritten Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but any such payment shall not relieve such Underwriter from its obligations hereunder. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives not later than 10:00 A.M. on the last business day prior to the Closing Time or the relevant Date of Delivery, as the case may be, in New York, New York.

If authorized by the applicable Terms Agreement, the Underwriters named therein may solicit offers to purchase Underwritten Securities from the Company or the Operating Partnership, as the case may be, pursuant to delayed delivery contracts (“Delayed Delivery Contracts”) substantially in the form of Exhibit B hereto with such changes therein as the Company or the Operating Partnership, as the case may be, may approve. As compensation for arranging Delayed Delivery Contracts, the Company or the Operating Partnership, as the case may be, will pay to the Representatives at Closing Time, for the respective accounts of the Underwriters, a fee equal to that percentage of the amount of Underwritten Securities for which Delayed Delivery contracts are made at the applicable Closing Time as is specified in the applicable Terms Agreement. Any Delayed Delivery Contracts are to be with institutional investors of the types described in the Prospectus. At the applicable Closing Time, the Company or the Operating Partnership, as the case may be, will enter into Delayed Delivery Contracts (for not less than the minimum amount of Underwritten Securities per Delayed Delivery Contract specified in the applicable Terms Agreement) with all purchasers proposed by the Underwriters and previously approved by the Company or the Operating Partnership, as the case may be, as provided below, but not for an aggregate principal amount of Underwritten Securities in excess of that specified in the applicable Terms Agreement. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

The Representatives shall submit to the Company or the Operating Partnership, as the case may be, at least three business days prior to the applicable Closing Time, the names of any institutional investors with which it is proposed that the Company or the Operating Partnership, as the case may be, will enter into Delayed Delivery Contracts and the amount of Underwritten Securities to be purchased by each of them, and the Company or the Operating Partnership, as the case may be, will advise the Representatives at least two business days prior to the applicable Closing Time, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Company or the Operating Partnership, as the case may be, and the amount of Underwritten Securities to be covered by each such Delayed Delivery Contract.

The amount of Underwritten Securities agreed to be purchased by the several Underwriters pursuant to the applicable Terms Agreement shall be reduced by the amount of Underwritten Securities covered by Delayed Delivery Contracts, as to each Underwriter as set forth in a written notice delivered by the Representatives to the Company or the Operating Partnership, as the case may be; provided, however, that the total amount of Underwritten Securities to be purchased by all Underwriters shall be the total amount of Underwritten Securities covered by the applicable Terms Agreement, less the amount of Underwritten Securities covered by Delayed Delivery Contracts.

SECTION 3. Covenants of the Company and the Operating Partnership. Each of the Company and the Operating Partnership covenants with the Representatives, and with each Underwriter participating in the offering of Underwritten Securities, as follows:

(a) In respect to each offering of Underwritten Securities, the Company or the Operating Partnership, as the case may be, will furnish to the Underwriters named in the applicable Terms Agreement as many copies of the Time of Sale Prospectus and the Prospectus (including any Prospectus Supplement) as the Representatives shall reasonably request.

(b) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition shall exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company or the Operating Partnership will prepare, file with the Commission and furnish, at their own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading, or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(c) If, at the time the Prospectus Supplement was filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, any information shall have been omitted therefrom in reliance upon Rule 430A or Rule 430B of the 1933 Act Regulations, then immediately following the execution of the Terms Agreement, the Company and the Operating Partnership will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A, 430B, and Rule 424(b) of the 1933 Act Regulations, a Prospectus Supplement, or, if required by such Rule 430A or 430B, a post-effective amendment to the Registration Statement (including amended Prospectuses), containing all information so omitted. The Company and the Operating Partnership will pay the registration fees for each offering of securities within the time period required by Rule 456(b)(1)(i) under the 1933 Act prior to the Closing Time. If required, the Company and the Operating Partnership will prepare and file or transmit for filing a Rule 462(b) Registration Statement not later than the date of execution of the Terms Agreement. If a Rule 462(b) Registration Statement is filed, the Company and the Operating Partnership shall make payment of, or arrange for payment of, the additional registration fee owing to the Commission required by Rule 111 of the 1933 Act Regulations.

(d) The Company and the Operating Partnership will notify the Representatives immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any Prospectus Supplement or other supplement or amendment to the Prospectus to be filed pursuant to the 1933 Act, (iii) the receipt of any comments from the Commission regarding the Registration Statement or the documents incorporated therein by reference, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any Time of Sale Prospectus or for additional information, (v) the receipt by the Company or the Operating Partnership of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act, and (vi) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; and the Company and the Operating Partnership will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(e) The Company and the Operating Partnership will deliver to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and the Operating Partnership and will not use or refer to any proposed free writing prospectus that is reasonably objected to by the Underwriters.

(f) The Company and the Operating Partnership will not take any action that would result in an Underwriter, the Company or the Operating Partnership being required to file with the Commission pursuant to Rule 433(d) under the 1933 Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(g) The Company and the Operating Partnership will deliver to the Representatives as soon as possible as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference therein) as the Representatives may reasonably request and will also deliver to the Representatives as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (including documents incorporated by reference into the Prospectus) as the Representatives may reasonably request.

(h) If, during such period after the first date of the public offering of the Underwritten Securities as the Prospectus (or in lieu thereof the notice referred to in the Rule 173(a) under the 1933 Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it (or in lieu thereof the notice referred to in Rule 173(a) under the 1933 Act) is delivered to a purchaser, the Company and the Operating Partnership will forthwith amend or supplement the Prospectus (in form and substance reasonably satisfactory to counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it ( or in lieu thereof the notice referred to in Rule 173(a) under the 1933 Act) is delivered to a purchaser, not misleading, and the Company and the Operating Partnership will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

(i) The Company and the Operating Partnership will endeavor, in cooperation with the Underwriters, to qualify the Underwritten Securities for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions as the Representatives may reasonably designate. In each jurisdiction in which the Underwritten Securities have been so qualified, the Company and the Operating Partnership will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required for the distribution of the Underwritten Securities.

(j) With respect to each sale of Underwritten Securities, the Company and the Operating Partnership will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in said Rule 158) of the Registration Statement.

(k) The Company and the Operating Partnership, if applicable, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l) The Company will file with the New York Stock Exchange all documents and notices required by the New York Stock Exchange of companies that have securities listed on such exchange and, unless otherwise agreed upon with respect to Preferred Stock, Depository Shares and Debt Securities, will use its commercially reasonable efforts to maintain the listing of any Underwritten Securities listed on the New York Stock Exchange.

(m) With respect to each offering of Debt Securities, the Operating Partnership will qualify an Indenture under the 1939 Act and will endeavor to have a Statement of Eligibility submitted on behalf of the Trustee.

(n) The Company and the Operating Partnership will take all reasonable action necessary to enable Standard & Poor’s Ratings Services (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or any other nationally recognized statistical rating organization to provide their respective credit ratings of any Underwritten Securities, if applicable.

(o) Unless otherwise provided in the applicable Terms Agreement, during a period of 90 days from the date of the applicable Terms Agreement relating to Underwritten Securities, the Company and the Operating Partnership will not, without the prior written consent of the Representatives, directly or indirectly, sell, offer to sell, grant any option for the sale of, enter into any agreement to sell, or otherwise dispose of, (i) any securities of the same class or series; (ii) if such Terms Agreement relates to Preferred Stock that is convertible into or exchangeable for Common Stock, any Common Stock or Units or any security convertible into or exchangeable for shares of Common Stock. This transfer restriction does not apply to (i) the possible issuance of shares of Common Stock upon the exchange of Units by holders of Units other than the directors and executive officers of the Company; (ii) grants of options, and the issuance of shares in respect of such options, pursuant to a stock option plan; (iii) the issuance of shares pursuant to a dividend reinvestment plan; and (iv) the issuance of shares of Common Stock, or any security convertible into or exchangeable or exercisable for Common Stock, in connection with the acquisition of real property or an interest or interests in real property, if the recipient of such shares or other securities agrees in writing to not, without the prior written consent of the lead managing underwriter of the offering of the Underwritten Securities and the Company and the Operating Partnership, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of any of such securities until the expiration of a 90-day period from the date of the applicable Terms Agreement.

(p) If the Preferred Stock is convertible into Common Stock, the Company will reserve and keep available at all times, free of preemptive rights and other similar rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue such Common Stock upon conversion of the Preferred Stock.

(q) If the Preferred Stock is convertible into Common Stock, the Company will use commercially reasonable efforts to list the Common Stock on the New York Stock Exchange.

(r) The Company will use commercially reasonable efforts to continue to meet the requirements to qualify as a “real estate investment trust” under the Code.

(s) If the Registration Statement is an automatic shelf registration statement and the third anniversary of the initial effective date of the Registration Statement occurs before all of the Securities have been sold by the Underwriters, then the Company or the Operating Partnership, as applicable, will, prior to the third anniversary file a new shelf registration statement and take any other action necessary to permit the public offering of the Securities to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission;

SECTION 4. Payment of Expenses. The Company and the Operating Partnership will pay all expenses incident to the performance of its obligations under this Agreement and the applicable Terms Agreement, including (i) the printing and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus and any free writing prospectus, as originally filed and of each amendment thereto; (ii) the cost of printing, or reproducing, and distributing to the Underwriters copies of this Agreement and the applicable Terms Agreement; (iii) the preparation, issuance and delivery of the Underwritten Securities to the Underwriters, including capital duties, stamp duties and stock transfer taxes, if any, payable upon issuance of any of the Underwritten Securities, the sale of the Underwritten Securities to the Underwriters, their transfer between the Underwriters pursuant to an agreement between such Underwriters and the fees and expenses of the transfer agent for the Underwritten Securities; (iv) the fees and disbursements of the Company’s and the Operating Partnership’s counsel and accountants; (v) the qualification of the Underwritten Securities and the Common Stock issuable upon conversion of Preferred Stock, if any, under securities laws and real estate syndication laws in accordance with the provisions of Section 3(i) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey; (vi) the cost of printing, or reproducing, and delivering to the Underwriters copies of the Blue Sky Survey; (vii) the fees and expenses incurred in connection with the listing of the Underwritten Securities and the Common Stock issuable upon conversion of Preferred Stock, if any, on the New York Stock Exchange, or any other national securities exchange or quotation system; (viii) any fees charged by nationally recognized statistical rating organizations for the rating of the Debt Securities, if any; (ix) the printing and delivery to the Underwriters of copies of the Indenture; (x) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Underwritten Securities; (xi) the preparation, issuance and delivery to the Depository Trust Company for credit to the accounts of the respective Underwriters of any global note registered in the name of Cede & Co., as nominee for the Depository Trust Company; (xii) any transfer taxes imposed on the sale of the Underwritten Securities to the several Underwriters; and (xiii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

If this Agreement is cancelled or terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i), Section 9(a)(iii), Section 9(a)(v) or Section 9(a)(vi) hereof, the Company and the Operating Partnership shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters relating to offerings that had been proposed by the Company and discussed with the Representatives, but not completed.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy, as of the date hereof and at Closing Time, of the representations and warranties of the Company and the Operating Partnership herein contained, to the performance by the Company and the Operating Partnership of their respective obligations hereunder, and to the following further conditions:

(a) At Closing Time, (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission; (ii) if the Company or the Operating Partnership, as the case may be, has elected to rely upon Rule 430A or Rule 430B of the 1933 Act Regulations, any information previously omitted from the effective Registration Statement pursuant to such Rule 430A or Rule 430B shall have been transmitted to the Commission for filing pursuant to Rule 424(b) or Rule 433 of the 1933 Act Regulations within the prescribed time period, and prior to the applicable Closing Time, the Company or the Operating Partnership, as the case may be, shall have provided evidence reasonably satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations; (iii) if Preferred Stock is being offered, the rating assigned by any nationally recognized statistical rating organization as of the date of the applicable Terms Agreement shall not have been lowered since such date nor shall any such rating organization have publicly announced that it has placed the Preferred Stock on what is commonly termed a “watch list” for possible downgrading; (iv) the rating assigned by any nationally recognized statistical rating organization to any long-term debt securities of the Operating Partnership as of the date of the applicable Terms Agreement shall not have been lowered since such date nor shall any such rating organization have publicly announced that it has placed any long-term debt securities of the Operating Partnership on what is commonly termed a “watch list” for possible downgrading; and (v) there shall not have come to the attention of the Representatives any facts that would cause the Representatives to reasonably believe that the Time of Sale Prospectus, as of the date of the applicable Terms Agreement or the Closing Time, or the Prospectus, together with the applicable Prospectus Supplement, at the time it was required to be delivered to purchasers of the Underwritten Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading. If a Rule 462(b) Registration Statement is required, such Rule 462(b) Registration Statement shall have been transmitted to the Commission for filing and have become effective within the prescribed time period, and, prior to Closing Time, the Company and the Operating Partnership shall have provided to the Underwriters evidence of such filing and effectiveness in accordance with Rule 462(b) of the 1933 Act Regulations.

(b) At Closing Time, the Representatives shall have received:

(1) The favorable opinion, dated as of Closing Time, of Alston & Bird LLP, counsel for each of the Company and the Operating Partnership and their respective subsidiaries in form and substance attached hereto as Exhibit C.

(2) The favorable opinion, dated as of the Closing Time, of Clifford Chance US LLP, counsel for the Underwriters, with respect to the matters set forth in Exhibit C, item (i) (with respect to the first sentence only), item (ii) (with respect to the first sentence only), as applicable, item (viii) (with respect to the first sentence only) or item (ix) (with respect to the first sentence only), as applicable, item (x) (with respect to first clause only), item (xi) (with respect to the first sentence only), as applicable, and item (xviii).

(3) In giving their opinions required by subsections (b)(1) and (b)(2), respectively, of this Section, Alston & Bird LLP and Clifford Chance US LLP shall additionally state that such counsel has participated in conferences with officers and other representatives of the Company or the Operating Partnership, as the case may be, and the independent public accountants for the Company or the Operating Partnership, as the case may be, at which the contents of the Registration Statement, the Time of Sale Prospectus and the Prospectus and related matters were discussed and in the preparation of the Registration Statement and the Prospectus and, on the basis of the foregoing, nothing has come to their attention that would lead them to believe that (A) the Registration Statement or any amendment thereto (excluding the financial statements and supporting schedules and other financial data included or incorporated by reference therein or the Statement of Eligibility, as to which such counsel need express no belief), at the date of the applicable Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Time of Sale Prospectus or any amendment or supplement thereto (excluding the financial statements, financial schedules and other financial data included or incorporated by reference therein or the Statement of Eligibility, as to which such counsel need express no belief), as of the Applicable Time or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (C) the Prospectus or any amendment or supplement thereto (excluding the financial statements or financial schedules included or incorporated by reference therein or the Statement of Eligibility, as to which such counsel need express no belief), at its date or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In giving their opinions, Alston & Bird LLP and Clifford Chance US LLP may rely upon, or assume the accuracy of, (A) as to all matters of fact, certificates and written statements of officers and employees of and accountants for each of the entities comprising the Duke Group and (B) as to the qualification and good standing of each of the entities comprising the Duke Group to do business in any jurisdiction, certificates of appropriate government officials or opinions of counsel in such jurisdictions, and (C) in respect to the opinion by Clifford Chance US LLP only, as to certain matters of Indiana law, the opinion of Alston & Bird LLP given pursuant to Section 5(b)(1) above.

(c) At Closing Time, (i) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company or the Operating Partnership, threatened against any entity belonging to the Duke Group which would be required to be set forth in the Prospectus other than as set forth therein; (ii) there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Registration Statement, Time of Sale Prospectus and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of any entity belonging to the Duke Group, whether or not arising in the ordinary course of business; (iii) no proceedings shall be pending or threatened against such entity or any Property before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding might result in any material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of any entity belonging to the Duke Group or any Property, as the case may be, other than as set forth in the Time of Sale Prospectus; (iv) no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission or by the state securities authority of any jurisdiction; and (v) the Representatives shall have received a certificate of the President or a Vice President of the Company and the Operating Partnership and of the chief financial or chief accounting officer of each such entity, dated as of the Closing Time, evidencing compliance with the provisions of this subsection (c) and stating that the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time.

(d) At the time of the execution of the applicable Terms Agreement, the Representatives shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that: (i) they are independent public accountants with respect to the Company and the Operating Partnership as required by the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the financial statements and supporting schedules included in the Registration Statement, or incorporated by reference therein, and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations; (iii) based upon limited procedures set forth in detail in such letter, including a reading of the latest available interim financial statements of the Company and the Operating Partnership, a reading of the minute books of the Company and the Operating Partnership, inquiries of officials of the Company and the Operating Partnership responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements of the Company and the Operating Partnership included in the Registration Statement, the Time of Sale Prospectus and the Prospectus or incorporated by reference therein, do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations, or material modifications are required for them to be presented in conformity with generally accepted accounting principles, (B) the operating data and balance sheet data set forth in the Time of Sale Prospectus and the Prospectus under the caption “Selected Consolidated Financial Data,” if any, were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included or incorporated by reference in the Registration Statement, (C) the pro forma financial information included or incorporated by reference in the Registration

Statement, the Time of Sale Prospectus and the Prospectus was not determined on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement or (D) at a specified date not more than three days prior to the date of the applicable Terms Agreement, there has been any change in the capital stock or the number of partnership interests of the Company, the Operating Partnership or their subsidiaries, as the case may be, or any increase in the debt of the Company, the Operating Partnership or their subsidiaries or any decrease in the net assets of the Company, the Operating Partnership or their subsidiaries, as compared with the amounts shown in the most recent consolidated balance sheet of the Company, the Operating Partnership and their subsidiaries, included in the Registration Statement or incorporated by reference therein, or, during the period from the date of the most recent consolidated statement of operations included in the Registration Statement or incorporated by reference therein to a specified date not more than three days prior to the date of the applicable Terms Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in revenues, net income or funds from operations of the Company, the Operating Partnership and their subsidiaries, except in all instances for changes, increases or decreases which the Registration Statement, the Time of Sale Prospectus and the Prospectus disclose have occurred or may occur; and (iv) in addition to the audit referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement, the Time of Sale Prospectus and the Prospectus and which are specified by the Representatives, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company, the Operating Partnership and their subsidiaries identified in such letter.

(e) At Closing Time, the Representatives shall have received from KPMG LLP a letter, dated the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the “specified date” referred to shall be a date not more than three days prior to Closing Time.

(f) At Closing Time, the Underwritten Securities, if such Underwritten Securities are Debt Securities, shall be rated investment grade by one or more nationally recognized statistical rating organizations and the Operating Partnership shall have delivered to the Representatives a letter, dated the Closing Time, from each such rating organization, or other evidence satisfactory to the Representatives, confirming that such Underwritten Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to such Underwritten Securities at Closing Time (as provided on the respective Term Sheet) or any of the Operating Partnership’s other debt securities by any nationally recognized securities rating organization, and no such securities rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of such Underwritten Securities or any of the Operating Partnership’s other debt securities.

(g) At Closing Time and at each Date of Delivery, if any, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the applicable Underwritten Securities as contemplated herein, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company or the Operating Partnership, as the case may be, in connection with the issuance and sale of the applicable Underwritten Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(h) In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Operating Partnership contained herein and the statements in any certificates furnished by the Company and the Operating Partnership hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(1) A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and the Operating Partnership and of the chief financial or chief accounting officer of each such entity confirming that their respective certificates delivered at Closing Time pursuant to Section 5(c) hereof remain true and correct as of such Date of Delivery.

(2) The favorable opinion of Alston & Bird LLP, counsel for the Company, the Operating Partnership and their respective subsidiaries, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(1) hereof, which may be in the form of a “bring-down” opinion that reaffirms, as of the Date of Delivery, the opinions previously rendered.

(3) The favorable opinion of Clifford Chance US LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(2) hereof.

(4) A letter from KPMG LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially the same in form and substance as the letter furnished to the Representatives pursuant to Section 5(e) hereof, except that the “specified date” in the letter furnished pursuant to this Section 5(h)(4) shall be a date not more than three days prior to such Date of Delivery.

(5) If the Underwritten Securities are Debt Securities, a letter or other evidence satisfactory to the Representatives, dated the Closing Time, from one or more nationally recognized statistical rating organizations and the Operating Partnership, confirming that such Underwritten Securities have been rated investment grade.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company and the Operating Partnership, at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

SECTION 6. Indemnification.

(b) Each of the Company and the Operating Partnership agrees, jointly and severally, to indemnify and hold harmless each Underwriter, their respective directors and officers, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each affiliate of any Underwriter within the meaning of Rule 405 under the 1933 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, any Issuer Information, as defined in Rule 433, used or referred to in any free writing prospectus or used or referred to by an Underwriter, or Prospectus, preliminary prospectus supplement, supplement to the Time of Sale Prospectus, supplement to the free writing prospectus or Prospectus Supplement (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or the Operating Partnership by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus, any Time of Sale Prospectus, any free writing prospectus or the Prospectus (or any amendment or supplement thereto);

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever for which indemnification is provided under subsection (i) above if such settlement is effected with the written consent of the indemnifying party; and

(iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever for which indemnification is provided under subsection (i) above, to the extent that any such expense is not paid under (i) or (ii) above.

(c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company and the Operating Partnership, their respective directors and officers, and each person, if any, who controls the Company and the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, to the same extent as the indemnity contained in subsection (a) of this Section, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus, Time of Sale Prospectus, any other free writing prospectus, or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company or the Operating Partnership by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus, Time of Sale Prospectus, any other free writing prospectus, or the Prospectus (or any amendment or supplement thereto).

(d) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and reasonably approved by the indemnified parties defendant in such action; provided, however, that if the defendants (including any impleaded parties) in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel) (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, (ii) the indemnifying party does not promptly retain counsel reasonably satisfactory to the indemnified party or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. The indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as required by this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, from the offering of the Underwritten Securities pursuant to the applicable Terms Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Underwritten Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of such Underwritten Securities as set forth on such cover.

The relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Operating Partnership, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Underwritten Securities set forth opposite their respective names in the applicable Terms Agreement and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or the applicable Terms Agreement, or contained in certificates of the officers of the Company or the Operating Partnership submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of the applicable Terms Agreement, or any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Operating Partnership and shall survive delivery of the Underwritten Securities to the Underwriters.

SECTION 9. Termination of Agreement.

(b) The Representatives may terminate the applicable Terms Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Time of Sale Prospectus or Prospectus, any material adverse change, affecting the Duke Group as a whole, in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of any entity belonging to the Duke Group or of any Property, whether or not arising in the ordinary course of business; or (ii) if there has occurred any material adverse change in the financial markets in the United States, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic condition, in each case the effect of which is such as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to (x) commence or continue the offering of Underwritten Securities to the public, or (y) enforce contracts for the sale of the Underwritten Securities; or (iii) if trading in the Common Stock has been suspended by the Commission or if trading generally on either the New York Stock Exchange or the NYSE Amex (formerly known as the American Stock Exchange) has been suspended; or (iv) if minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of the New York Stock Exchange or the NYSE Amex or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York or Indiana authorities, or if there has occurred a material disruption in commercial banking or securities settlement or clearance services in the United States; or (v) if Preferred Stock is being offered and the rating assigned by any nationally recognized statistical rating organization to any preferred shares of the Company as of the date of the applicable Terms Agreement shall have been lowered since such date or if any such rating organization shall have publicly announced that it has placed any preferred shares or debt securities of the Company on what is commonly termed a “watch list” for possible downgrading; or (vi) if the rating assigned by any nationally recognized statistical rating organization to any long-term debt securities of the Operating Partnership as of the date of the applicable Terms Agreement shall have been lowered since such date or if any such rating organization shall have publicly announced that it has placed any long-term debt securities of the Operating Partnership on what is commonly termed a “watch list” for possible downgrading; or (vii) there has been a material disruption in securities settlement, payment or clearance services in the United States. As used in this Section 9(a), the term “Prospectus” means the Prospectus in the form first used to confirm sales of the Underwritten Securities.

(c) In the event of any such termination, in respect to such terminated Terms Agreement, (x) the covenants set forth in Section 3 with respect to any offering of Underwritten Securities shall remain in effect so long as any Underwriter owns any such Underwritten Securities purchased from the Company or the Operating Partnership, as the case may be, pursuant to the applicable Terms Agreement and (y) the covenant set forth in Section 3(j) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8 and 13 hereof shall remain in effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the Underwritten Securities to be purchased pursuant to such Terms Agreement, each of the non-defaulting Underwriters named in such Terms Agreement shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the Underwritten Securities to be purchased pursuant to such Terms Agreement, the applicable Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default under this Agreement and the applicable Terms Agreement.

In the event of any such default which does not result in a termination of the applicable Terms Agreement, each of the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

SECTION 11. Covenant of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at the address specified in the applicable Terms Agreement; notices to the Company and the Operating Partnership shall be directed to any of them at 600 East 96th Street, Suite 100, Indianapolis, Indiana, 46240, attention of Christie B. Kelly.

SECTION 13. Entire Agreement. (a) This Agreement and the applicable Terms Agreement represent the entire agreement between the Company, the Operating Partnership and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Underwritten Securities.

(b) Each of the Company and the Operating Partnership acknowledges that in connection with the offering of the Underwritten Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, the Operating Partnership or any other person, (ii) the Underwriters owe the Company and the Operating Partnership only those duties and obligations set forth in this Agreement or the applicable Terms Agreement and (iii) the Underwriters may have interests that differ from those of the Company and the Operating Partnership. The Company and the Operating Partnership waive to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Underwritten Securities.

SECTION 14. Counterparts. This Agreement may be signed in two or more counterparts, by facsimile or otherwise, each of which when so executed shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

SECTION 16. Parties. This Agreement and the applicable Terms Agreement shall each inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement or the applicable Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than those referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the applicable Terms Agreement or any provision herein or therein contained. This Agreement and the applicable Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 17. Governing Law and Time. This Agreement and the Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company an executed counterpart of the applicable Terms Agreement, whereupon this instrument, along with the applicable Terms Agreement, will become a binding agreement among the Underwriters, the Company and the Operating Partnership in accordance with their terms.

Very truly yours,

DUKE REALTY CORPORATION

By:
Name:
Title:

DUKE REALTY LIMITED PARTNERSHIP

By:	Duke Realty Corporation General Partner

By:
Name:
Title:

SIGNATURE PAGE TO THE UNDERWRITING AGREEMENT

Exhibit A

DUKE REALTY CORPORATION

(an Indiana Corporation)

DUKE REALTY LIMITED PARTNERSHIP

(an Indiana limited partnership)

[Number and Title of Securities]

TERMS AGREEMENT

Dated: [                    ], 200[__]

To:	Duke Realty Corporation

Duke Realty Limited Partnership

c/o	Duke Realty Corporation

600 East 96th Street, Suite 100

Indianapolis, IN 46240

Attention: Chairman of the Board of Directors

Ladies and Gentlemen:

We (the “Representatives”) understand that [Duke Realty Corporation, an Indiana corporation (the “Company”), proposes to issue and sell [                    ] of its [shares of common stock (the “Common Stock”)] [shares of preferred stock (the “Preferred Stock”)] [shares of Preferred Stock represented by depositary shares (the “Depositary Shares”)] [Duke Realty Limited Partnership, an Indiana limited partnership (the “Operating Partnership”), proposes to issue and sell $[                    ] aggregate principal amount of its unsecured debt securities (the “Debt Securities”)] (such [Common Stock], [Preferred Stock] [Depositary Shares] and [Debt Securities] being collectively hereinafter referred to as the “Underwritten Securities”). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the “Underwriters”) offer to purchase, severally and not jointly, the respective numbers of Initial Securities (as defined in the Underwriting Agreement referred to below) set forth below opposite their respective names, and a proportionate share of Option Securities(as defined in the Underwriting Agreement referred to below) to the extent any are purchased, at the purchase price set forth below.

Underwriter	[Number of Shares] [Principal Amount] Of Initial Underwritten Securities

Total	$

The Underwritten Securities shall have the following terms:

[Common Stock]             [Preferred Stock]                     [Depositary Shares]

Title of Securities:

Number of Shares:

[Current Ratings:]

[Dividend Rate: [$            ] [        %], Payable:]

[Stated Value:]

[Liquidation Preference:]

[Ranking:]

Public offering price per share: $             [, plus accumulated dividends, if any, from                     , 200    .]

Purchase price per share: $             [, plus accumulated dividends, if any, from                     , 200    .]

[Conversion provisions:]

[Voting and other rights:]

Number of Option Securities, if any, that may be purchased by the Underwriters:

Additional co-managers, if any:

Other terms:

Closing time, date and location:

The Underwritten Securities shall have the following terms:

[Debt Securities]

Title of Securities:

Currency:

Principal amount to be issued:

Current ratings: Moody’s Investors Service, Inc.             ;

Standard & Poor’s Ratings Service             ; [other rating agencies];

Interest rate or formula:

Interest payment dates:

Interest reset dates:

Interest determination date:

Stated maturity date:

Redemption or repayment provisions:

Number of Option Securities, if any, that may be purchased by the Underwriters:

Delayed Delivery Contracts: [authorized] [not authorized]

[Date of Delivery:

Minimum contract:

Maximum aggregate principal amount:

Fee:         %]

[Initial public offering price:         %, plus accrued interest, if any, or amortized original issue discount, if any, from 20__.]

Purchase price:         %, plus accrued interest, if any, or amortized original issue discount, if any, from                     , 20     (payable in [same] [next] day funds).

Other terms:

Closing date and location:

All the provisions contained in the document attached as Annex A hereto entitled “Duke Realty Corporation and Duke Realty Limited Partnership — Common Stock, Preferred Stock, Depositary Shares and Debt Securities - Underwriting Agreement” are incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

Please accept this offer no later than [            ] o’clock P.M. (New York City time) on [            ] by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

Very truly yours,

[UNDERWRITERS]

By:	[REPRESENTATIVES]

By:
For themselves and as Representatives of the other named Underwriters.

Accepted:

DUKE REALTY CORPORATION

By:
Name:
Title:

DUKE REALTY LIMITED PARTNERSHIP

By:	DUKE REALTY CORPORATION General Partner

By:
Name:
Title:

Exhibit B

DUKE REALTY CORPORATION

(an Indiana Corporation)

DUKE REALTY LIMITED PARTNERSHIP

(an Indiana limited partnership)

[Title of Securities]

DELAYED DELIVERY CONTRACT

Dated: [                    ], 200[_]

To:	Duke Realty Corporation

Duke Realty Limited Partnership

c/o	Duke Realty Corporation

600 East 96th Street, Suite 100

Indianapolis, IN 46240

Attention: Chairman of the Board of Directors

Ladies and Gentlemen:

The undersigned hereby agrees to purchase from [Duke Realty Corporation (the “Company”)] [Duke Realty Limited Partnership (the “Operating Partnership”)], and the [Company][Operating Partnership] agrees to sell to the undersigned on [                    ], 200[__] (the “Delivery Date”), $[                    ] amount of the [Company][Operating Partnership]’s [insert title of security] (the “Securities”), offered by the [Company][Operating Partnership]’s Prospectus dated [                    ], 20[__], as supplemented by its Prospectus Supplement dated [                    ], 20[__], receipt of which is hereby acknowledged, at a purchase price of $[                     per share] [            % of the principal amount thereof, plus accrued interest from [                    ], 20[__], to the Delivery Date], and on the further terms and conditions set forth in this contract.

Payment for the Securities which the undersigned has agreed to purchase on the Delivery Date shall be made to the [Company][Operating Partnership] or its order by [certified or official bank check in New York Clearing House] [same day] funds at the office of [                    ], on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned in definitive form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the [Company][Operating Partnership] not less than five full business days prior to the Delivery Date.

The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date shall be subject only to the conditions that (1) the purchase of Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the [Company][Operating Partnership], on or before [                    ], 20[__], shall have sold to the Underwriters of the Securities (the “ Underwriters”) such amount of the Securities as is to be sold to them pursuant to the Terms Agreement dated [                    ], 20[__] between the [Company][Operating Partnership] and the Underwriters. The obligation of the undersigned to take delivery of and make payment for Securities shall not be affected by the failure of any purchaser to take delivery of and make payments for Securities pursuant to other contracts similar to this contract. The undersigned represents and warrants to you that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

Promptly after completion of the sale to the Underwriters, the [Company][Operating Partnership] will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinions of counsel for the [Company][Operating Partnership] delivered to the Underwriters in connection therewith.

By the execution hereof, the undersigned represents and warrants to the [Company][Operating Partnership] that all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by the [Company][Operating Partnership] and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

It is understood that the [Company][Operating Partnership] will not accept Delayed Delivery Contracts for an aggregate amount of Securities in excess of $[                    ] and that the acceptance of any Delayed Delivery Contract is in the [Company][Operating Partnership]’s sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to the [Company][Operating Partnership], it is requested that the [Company][Operating Partnership] sign the form of acceptance on a copy hereof and mail or deliver a signed copy hereof to the undersigned at its address set forth below. This will become a binding contract between the [Company][Operating Partnership] and the undersigned when such copy is so mailed or delivered.

This Agreement shall be governed by the laws of the State of New York.

Yours very truly,

(Name of Purchaser)

By:
(Title) (Address)

Accepted as of the date first above written.

[DUKE REALTY CORPORATION

By:
Name:
Title:]

[DUKE REALTY LIMITED PARTNERSHIP

By:	DUKE REALTY CORPORATION

By:
Name:
Title:]

PURCHASER-PLEASE COMPLETE AT TIME OF SIGNING

The name and telephone number of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows: (Please Print.)

Name	Telephone No. (including Area Code)

Exhibit C

Form of Opinion of Alston & Bird LLP

(i) The Company is a corporation validly existing and in good standing under the laws of the State of Indiana. The Company has the corporate power and authority to conduct its business and own, lease and operate its properties as described in the Time of Sale Prospectus and to enter into and perform its obligations under this Agreement.

(ii) The Operating Partnership is a limited partnership validly existing under the laws of the State of Indiana. The Operating Partnership has the partnership power and authority to conduct its business and own, lease and operate its properties as described in the Time of Sale Prospectus and to enter into and perform its obligations under this Agreement.

(iii) Each of Duke Acquisition, Inc., Duke Realty Construction, Inc. and Duke Construction Limited Partnership (the “Significant Subsidiaries”) is validly existing and in good standing as a corporation or partnership under the laws of the jurisdiction of its incorporation or organization, with corporate or partnership power and authority to conduct its respective business and own, lease and operate its properties as described in the Time of Sale Prospectus. Duke Realty Ohio has the partnership power to conduct its business and own, lease and operate its properties as described in the Time of Sale Prospectus.

(iv) Each of the Company, the Operating Partnership and the Significant Subsidiaries is duly qualified as a foreign partnership or corporation and is in good standing to do business in the jurisdictions set forth in a schedule to such counsel’s opinion letter, which jurisdictions, the Company has advised such counsel, are the only jurisdictions where the failure to be so qualified could have a material adverse effect on the Duke Group taken as a whole.

(v) If the applicable Underwritten Securities are issued by the Company, and if the Time of Sale Prospectus contains the caption “Capitalization,” the authorized capital stock of the Company is as set forth in the column entitled “Historical” under such caption. To our knowledge, all the issued and outstanding shares of capital stock have been duly authorized and are validly issued, fully paid and non-assessable.

(vi) To our knowledge, all of the issued and outstanding Units of the Operating Partnership held by the Company have been duly authorized and, assuming payment by the Company to the Operating Partnership of the net proceeds of the offering contemplated by the Time of Sale Prospectus (for the Operating Partnership’s newly designated and issued series of Units), are validly issued, fully paid and, except as provided under Indiana Code § 23-16-7-8 and except for general partner interests, non-assessable.

(vii) To our knowledge, all of the issued and outstanding shares of capital stock and partnership interests, as the case may be, of each of the Significant Subsidiaries have been validly issued and fully paid.

(viii) The applicable Underwritten Securities, if such Underwritten Securities are Common Stock, Preferred Stock or Depositary Shares, have been duly authorized by the Company and, when issued and delivered by the Company pursuant to the Terms Agreement (including this Agreement, which is made a part thereof), and, if applicable, a deposit agreement, against payment of the consideration for such Underwritten Securities (or, in the case of Preferred Stock, for the related depositary shares, as applicable) specified in the Terms Agreement or any Delayed Delivery Contract, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or other similar rights under any provision of the Indiana Business Corporation Law or under the Third Restated Articles of Incorporation of the Company. The terms of the applicable Underwritten Securities conform in all material respects to all statements and descriptions thereof contained in the Time of Sale Prospectus. The form of stock or depositary certificate to be used to evidence the applicable Underwritten Securities is in the form required by the Indiana Business Corporation Law, the Third Restated Articles of Incorporation of the Company and the bylaws of the Company. In the case of Preferred Stock, the form of Depositary Share, as applicable, is in the form required under the appropriate deposit agreement.

(ix) The applicable Underwritten Securities, if such Underwritten Securities are Debt Securities, are in the form contemplated in the Indenture, have been duly authorized by the Operating Partnership and, when executed, authenticated, issued and delivered in the manner provided for in the Terms Agreement (including this Agreement, which is made a part thereof), and, if applicable, a deposit agreement, against payment of the consideration therefor specified in the applicable Terms Agreement or any Delayed Delivery Contract, such Debt Securities will constitute valid and legally binding obligations of the Operating Partnership entitled to the benefits of the Indenture and such Debt Securities will be enforceable against the Operating Partnership in accordance with their terms, except as such enforceability may be (1) limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws affecting the rights and remedies of creditors generally and (2) subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The terms of the applicable Underwritten Securities conform in all material respects to all statements and descriptions related thereto in the Prospectus.

(x) (i) Each of this Agreement, the applicable Terms Agreement and the Delayed Delivery Contracts, if any, were duly and validly authorized, executed and delivered by the Company and the Operating Partnership, as applicable, and (ii) the Company and the Operating Partnership have the power and authority to perform their obligations hereunder and thereunder.

(xi) The Indenture has been duly qualified under the 1939 Act and has been duly and validly authorized, executed and delivered by the Operating Partnership and assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Operating Partnership, enforceable in accordance with its terms, except as such enforceability may be (1) limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws affecting the rights and remedies of creditors generally and (2) subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Indenture conforms in all material respects to the descriptions thereof contained in the Prospectus.

(xii) The execution and delivery of this Agreement, the applicable Terms Agreement, any Indenture and the Underwritten Securities, the performance of the obligations set forth herein or therein, and the consummation of the transactions contemplated hereby and thereby by the Company and the Operating Partnership (if a party thereto) do not, and if the Company and the Operating Partnership were now to perform its obligations under such agreements would not, result in any: (a) violation of the Company’s articles of incorporation or bylaws or the Operating Partnership’s certificate of limited partnership or partnership agreement or the similar governing instruments of the Significant Subsidiaries; (b) violation of any existing federal or state constitution, statute, regulation, rule, order, or law to which, to our knowledge, the Company, the Operating Partnership, the Significant Subsidiaries or their respective assets are subject (except for state or foreign securities laws, as to which such counsel need express no opinion); (c) breach of or default under any material written agreements filed as exhibits pursuant to Item 10 of Rule 601 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 or to any of the Company’s Quarterly Reports on Form 10-Q or Current Reports on

Form 8-K since the date of such Annual Report, to which the Company and/or the Operating Partnership is a party or by which the Company, the Operating Partnership, the Significant Subsidiaries or their respective assets are bound and which such counsel have been advised are the only material agreements to which the Company, the Operating Partnership and the Significant Subsidiaries are party; (d) creation of imposition of a contractual lien or security interest in, on or against the Company’s or the Operating Partnership’s or the Significant Subsidiaries’ assets under any material written agreements specified in clause (c) above; or (e) violation of any judicial or administrative decree, writ, judgment or order to which, to such counsel’s knowledge, the Company, the Operating Partnership, the Significant Subsidiaries or their respective assets are subject.

(xiii) Commencing with its taxable year ended December 31, 1999, the Company has been organized, and has operated, in conformity with the requirements for qualification and taxation of the Company as a real estate investment trust under the Code, and the present and proposed method of operation of the Company will permit the Company to continue to so qualify.

(xiv) None of the Company, the Operating Partnership, the Significant Subsidiaries or DRO is required to be registered under the 1940 Act or is a “holding company” or a “subsidiary company” of a “registered holding company” as defined in the Public Utility Holding Company Act of 1935, as amended.

(xv) No authorization, approval, consent or order of any court or governmental authority or agency or, to the knowledge of such counsel, any other entity is required to be made or obtained by the Company or the Operating Partnership in connection with the offering, issuance or sale of the applicable Underwritten Securities to the Underwriters hereunder, except such as may be required (a) under the 1933 Act or the 1933 Act Regulations or the 1939 Act or the 1939 Act Regulations or state or foreign securities laws, (b) under real estate syndication laws, (c) by the New York Stock Exchange, and except for authorizations, approvals, consents or orders that have been received prior to the date of such opinion.

(xvi) Each preliminary prospectus and the Prospectus filed pursuant to Rule 424 under the 1933 Act, excluding the documents incorporated by reference therein (and other than the financial statements and supporting schedules and other financial and statistical data included therein, as to which such counsel need express no opinion), complied as to form, when so filed, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(xvii) The documents (other than the financial statements and supporting schedules and other financial and statistical data included therein, as to which such counsel need express no opinion) incorporated by reference in the Time of Sale Prospectus and the Prospectus, at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations. The Registration Statement is effective under the 1933 Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

(xviii) At the time the Registration Statement became effective and at each of the Representation Dates, the Registration Statement and the Prospectus, excluding the documents incorporated by reference therein (and other than the financial statements and supporting schedules and other financial and statistical data included therein, as to which such counsel need express no opinion), and each post-effective amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein (and other than the financial statements and supporting schedules and other financial data included therein, as to which such counsel need express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(xix) To counsel’s knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein.

(xx) The information in the Time of Sale Prospectus and the Prospectus under the headings “Duke and the Operating Partnership,” “Description of Debt Securities,” “Description of Preferred Stock,” “Description of Depositary Shares,” “Description of Common Stock,” and the information in the applicable Prospectus Supplement under similar sections and, if applicable, “Duke Realty Corporation” or “The Operating Partnership,” as the case may be, to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions is materially correct.

(xxi) To the knowledge of such counsel, there are no statutes, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments which are required to be described or referred to in the Registration Statement or to be filed as exhibits thereto by the 1933 Act Regulations other than those described or referred to therein or filed as exhibits thereto, the descriptions thereof or references thereto are materially correct, and, to the knowledge of such counsel, no material default by the Company, the Operating Partnership or any Significant Subsidiary or DRO exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed.

(xxii) To the knowledge of such counsel, except as disclosed in the Prospectus and except for persons who received Units in connection with transactions with the Operating Partnership, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company or the Operating Partnership under the 1933 Act.

(xxiii) The Company and/or the Operating Partnership, as applicable, satisfy all conditions and requirements for filing the Registration Statement on Form S-3 under the 1933 Act and 1933 Act Regulations as set forth in Form S-3.

Schedule I

Duke Realty Limited Partnership

$250,000,000

10-year Fixed Rate Notes due March 15, 2020

Issuer:	Duke Realty Limited Partnership
Rating:	Baa2/BBB-/BBB (negative/stable/negative)
Securities:	Senior unsecured
Format:	SEC-Registered
Principal Amount:	$250,000,000
Trade Date:	March 25, 2010
Settlement Date:	April 1, 2010 (T+5)
Maturity Date:	March 15, 2020
Treasury Benchmark:	3.625% US Treasury Note due February 15, 2020
Treasury Yield:	3.878% (price of 97-30)
Reoffer Spread:	+287.5 bps
Reoffer Yield:	6.753%
Reoffer Price:	99.983%
Coupon Rate:	6.75% per annum (payable semi-annually)
Interest Payment Dates:	March 15 and September 15, beginning September 15, 2010
Optional Redemption:	Make-Whole at 50 bps
Denominations:	$1,000 x $1,000
CUSIP:	26441YAU1
ISIN: Joint Book-Running Managers: Joint Lead Managers: Co-Managers:

US26441YAU10

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SunTrust Robinson Humphrey, Inc.

Ratings may be changed, suspended or withdrawn at any time and are not a recommendation to buy, hold or sell any security.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities Inc. collect at 1-212-834-4533, Morgan Stanley & Co. Incorporated toll-free at 1-866-718-1649 or Wells Fargo Securities, LLC toll-free at 1-800-326-5897.

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